EXHIBIT 99.1

NEWS FROM iCORECONNECT INC.

John M. Schneller Joins iCoreConnect Board of Directors

(WINDERMERE, FL, April 30, 2020 / (Globe Newswire) via NewMediaWire – iCoreConnect, Inc. (OTCQB: ICCT) elected John Schneller to the Board of Directors and appointed him as a member of the Audit and Compensation Committees. iCoreConnect is a cloud-based software and technology company focused on increasing productivity and profitability in high-compliance industries. iCoreConnect is most notably known for its innovation in solving healthcare business problems.

Schneller is the Founder and Managing Partner of CSW Advisors, Inc. a financial advisory firm. He was previously a partner with Scura Partners LLC, a boutique investment banking firm, as well as an investment analyst with New York-based hedge fund Knott Partners, LP.

iCoreConnect President and CEO Robert McDermott shares “John is an excellent addition to the board. As a former Chief Financial Officer for our company, he brings a depth of understanding and commitment to our financial responsibilities.” Schneller also has prior experience with publicly traded companies as a Director and Chairman of the Compensation Committee of Command Center, Inc. McDermott notes that “John’s impressive experience in investment banking and financial services positions him to be a valuable resource in our capital-raising efforts.”

iCoreConnect’s software is built and improved on the feedback of currently-engaged healthcare providers. Approximately 2,000 dentists and physicians helped design and develop iCoreExchange (HIPAA-compliant email and referral network), iCoreDental (dental practice management) and iCoreMD (medical EHR). iCoreConnect’s current platform includes 13 enterprise services solely designed to meet industry needs.

iCoreConnect recognitions include:

-	Top 25 IoT Solution Providers – 2019 by CIO Applications Magazine
-	Top 10 Encryption Solution Providers 2018 by Enterprise Security Magazine
-	Top 10 Dental Solutions 2018 by Healthcare Tech Outlook
-	Top 50 Products of 2017 by Dental Products Report Magazine

iCoreConnect’s unequivocal commitment to responding to the market has resulted in the following agreements and endorsements to date:

-	Colorado Dental Association (iCoreExchange)
-	Florida Dental Association Crown Services (iCoreExchange, iCoreDental)
-	Georgia Dental Association (iCoreExchange)
-	Louisiana Dental Association (iCoreExchange)
-	Maine Medical Association (iCoreExchange, iCoreMD)
-	Michigan Dental Association (iCoreExchange)
-	Montana Dental Association (iCoreRx, iCoreDental, iCoreExchange, iCoreHuddle)
-	New Orleans Dental Association (iCoreDental)
-	New York State Dental Association (iCoreExchange)
-	North Carolina Dental Society (iCoreRx, iCoreExchange)
-	Oklahoma Dental Association (iCoreRx)
-	South Carolina Dental Association (iCoreExchange)
-	StartUp Health (iCoreExchange, iCoreMD, iCoreDental, iCoreCodeGenius, iCoreHuddle, iCoreFlex, iCoreRx)
-	Texas Dental Association Perks Program (iCoreExchange, iCoreDental, iCoreHuddle, iCoreRx)
-	Virginia Dental Association/VDA Services (iCoreExchange, iCoreRx)
-	Wyoming Medical Society (iCoreExchange, iCoreMD, iCoreCodeGenius)

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About iCoreConnect

iCoreConnect, Inc. (OTCQB: ICCT) is a cloud-based software and technology company focused on increasing productivity and profitability in high-compliance industries. iCoreConnect is most notably known for its innovation in solving healthcare business problems. The company’s philosophy is built on a high level of customer feedback, allowing iCoreConnect to respond to the market’s needs. iCoreConnect touts a platform of more than a dozen SaaS enterprise services and more than 30 contracts with state or regional healthcare associations. iCoreConnect is a member of the prestigious StartUp Health accelerator.

Forward Looking Statements

In this news release, the use of the words "believe," "could," "expect," "may," "positioned," "project," "projected," "should," "will," "would" or similar expressions are intended to identify forward-looking statements that represent the Company's current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors.

SOURCE iCoreConnect, Inc. PUB NO. 2000.039.043020

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